                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              TCC INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                              TCC INDUSTRIES, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                              TCC INDUSTRIES, INC.

Dear Shareholders:

     Your Company's 1996 Annual Meeting of Shareholders will be held in Austin, Texas on Monday, May 7, 1996, and we take this opportunity to invite you to attend. The meeting will begin promptly at 9:00 a.m. in the Boardroom of Texas Commerce Bank -- Austin, 3rd Floor, Texas Commerce Bank Building, 700 Lavaca Street, Austin, Texas. The formal notice of the meeting and the proxy statement follow.

     Your vote is important. If you cannot attend the meeting, or if you plan to be present but prefer the persons named in the proxy to vote your shares, please mark, sign and return the enclosed proxy at your earliest convenience. You may revoke your proxy at any time prior to its use by attending and voting at the Annual Meeting or by giving written notice to the Company.

     Your attendance, if possible, and your vote, either by proxy or in person, will be very much appreciated.

                                            Sincerely,

                                            LAWRENCE W. SCHUMANN
                                            Chairman of the Board

Austin, Texas
March 25, 1996

                              TCC INDUSTRIES, INC.
                        SUITE 1250, 816 CONGRESS AVENUE
                              AUSTIN, TEXAS 78701

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 7, 1996

To the Shareholders of TCC Industries, Inc.:

     Notice is hereby given that the Annual Meeting of the Shareholders of TCC Industries, Inc. (the "Company") will be held in the Boardroom of Texas Commerce Bank -- Austin, 3rd Floor, Texas Commerce Bank Building, 700 Lavaca Street, Austin, Texas on Monday, May 7, 1996, at 9:00 a.m. local time, for the following purposes:

          1. Electing two directors to the Board of Directors;

          2. Approving the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as the firm of independent accountants to audit the accounts of the Company for the fiscal year ended December 31, 1996;

          3. Approving an amendment and restatement of the Company's 1985 Non-Employee Directors Stock Option Plan having the effect of increasing the number of shares which may be issued pursuant to the exercise of options granted non-employee directors of the Company;

          4. Approving an amendment to the Company's Annual Incentive Plan to provide for the possible issuance of shares of Company Common Stock as a part of Incentive Awards for calendar year 1996 only; and

          5. Transacting such other business as may properly come before the meeting.

     Holders of Common Stock of the Company of record at March 15, 1996 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

     We hope that you can attend the meeting in person, but if you cannot do so, please sign, date and return the enclosed proxy card by mail in the enclosed addressed, postage paid envelope.

                                            By Order of the Board of Directors,

                                            LARRY T. MAREK
                                            Secretary

Austin, Texas
March 25, 1996

                              TCC INDUSTRIES, INC.
                                   SUITE 1250
                              816 CONGRESS AVENUE
                              AUSTIN, TEXAS 78701

                                PROXY STATEMENT

                                  INTRODUCTION

     The enclosed proxy is solicited by and on behalf of the Board of Directors of TCC Industries, Inc. (the "Company") to be used at the Annual Meeting of Shareholders to be held May 7, 1996, at 9:00 a.m. local time, in the Boardroom of Texas Commerce Bank -- Austin, 3rd Floor, Texas Commerce Bank Building, 700 Lavaca Street, Austin, Texas and any adjournments thereof. All shares represented by proxies will be voted at the meeting in the manner directed thereon or, if no directions are given, the shares represented by such proxies will be voted for the election of the named directors, for the approval of the appointment of auditors, for the amendment and restatement of the 1985 Non-Employee Directors Stock Option Plan, and for the issuance of shares of Company common stock pursuant to the Company's Annual Incentive Plan in connection with 1996 Incentive Awards, as noted on the enclosed proxy.

     The Board of Directors does not know of any other business to be brought before the meeting, but it is intended that as to any such other matters, votes may be cast pursuant to the proxies in accordance with the judgment of the person or persons acting thereunder. Any shareholder giving a proxy may revoke it at any time before it is voted by attending the Annual Meeting and voting their shares in person, by giving written notice to Larry T. Marek, Secretary of the Company, at Suite 1250, 816 Congress Avenue, Austin, Texas 78701, stating that the proxy has been revoked, or by delivery of a proxy bearing a later date. However, if shares are held of record by a broker, bank or other nominee and the beneficial owner desires to attend and vote at the meeting, such beneficial owner must obtain from such broker, bank or other nominee, a proxy issued in such beneficial owner's name.

     This proxy statement is first being mailed to the shareholders of the Company on or about March 25, 1996. It is contemplated that solicitation of proxies will be by use of the mails only, but directors, officers and regular employees of the Company may solicit the return of proxies in person, or by telephone or telegraph. Such directors, officers and employees will not receive additional remuneration, other than out-of-pocket expenses, with respect to solicitation of proxies. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation material to the beneficial owners of shares to request authority for execution of the proxies and will be reimbursed for their expenses. The Company has also engaged Corporate Investor Communications, Inc., at an anticipated cost of approximately $2,500 plus expenses, to solicit proxies. The Company will pay all costs of this solicitation of proxies from its shareholders.

     The close of business on March 15, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. As of such date, there were 2,759,115 shares of Company common stock, $1.00 par value ("Common Stock"), issued and outstanding and entitled to vote at the meeting, exclusive of 81,486 treasury shares.

                                VOTING OF SHARES

     The presence in person or by proxy of a majority of the outstanding shares of the Company's Common Stock will constitute a quorum at the meeting. Each outstanding share of Company Common Stock is entitled to one vote on each matter properly presented at the meeting and a majority vote of the shares present in person or by proxy at the meeting will be required to approve each matter. Shares of Common Stock held by the Company or any subsidiary of the Company will not be considered present or entitled to vote. Directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. All other matters submitted at the meeting will be determined by a majority of the votes cast. Shares represented by proxies which withhold authority with respect to the election of one or more nominees for election as director and proxies which are marked "abstain" on other proposals, will not be counted in determining whether a majority vote was obtained in such matters. If no directions are given and the signed card is returned, the attorneys-in-fact appointed in the proxy will vote the shares in favor of the election of both listed nominees, and "for" the other proposals listed on the proxy card, and at their discretion on any other matter that may properly come before the meeting. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers ("broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as of March 15, 1996 (except as noted below) concerning any person or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), known to the Company to be the beneficial owner of more than 5% of the outstanding Company Common
Stock:

                                                                                 APPROXIMATE
                         NAME AND ADDRESS OF                       NUMBER OF       PERCENT
                          BENEFICIAL OWNER                          SHARES        OF CLASS
    -------------------------------------------------------------  ---------     -----------
    Cede & Co.(1)................................................  1,587,457        57.5%
      Box 20
      Bowling Green Station
      New York, New York 10004

    Lawrence W. Schumann(2)......................................    182,000         6.5%
      816 Congress Avenue, Suite 1250
      Austin, Texas 78701

    Dimensional Fund Advisors Inc.(3)............................    173,300(4)      6.3%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, California 90401

    Tweedy, Browne Company L.P.(5)...............................    188,185(4)      6.8%
      52 Vanderbilt Avenue
      New York, NY 10017

    Walter A. DeRoeck............................................    138,800(4)      5.0%
      Suite B125, 1301 Capital of Texas Hwy. South
      Austin, Texas 78746

---------------

(1) The Company is informed that Cede & Co. is the name in which Depository Trust Company (55 Water Street, New York, New York) holds shares of stock of record, the beneficial ownership of which is held by various broker-dealers and banks throughout the United States, or their customers. No information as to such beneficial ownership has been made available to the Company.

(2) Mr. Schumann holds beneficial ownership of 42,000 shares individually, has 70,000 options to acquire common stock of the Company, of which 40,000 are exercisable within 60 days of March 15, 1996 and is the general partner of the Schumann/Muth Family L.P., which holds beneficial ownership of 100,000 shares.

(3) Dimensional Fund Advisors Inc., a registered investment advisor ("Dimensional"), has advised the Company that Dimensional is deemed to have beneficial ownership of 173,300 shares of TCC Industries, Inc. common stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group

     Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(4) The Company believes that these shares are held in the name of Cede & Co. and, accordingly, are included also in the number of shares held by Cede & Co.

(5) Based upon the Schedule 13D filed by Tweedy, Browne Company L.P., a registered broker-dealer ("TBC"), with respect to its ownership of such Company shares, all of such shares are held in accounts of various customers of TBC, with respect to which accounts TBC has investment discretion, and with respect to some of which it has obtained sole or shared voting power. TBC disclaims that it is the beneficial owner of such Company shares.

     Information as of March 15, 1996 relating to the beneficial ownership of Company Common Stock by each member of the Company's Board of Directors and nominees therefor, executive officers, and by all directors and officers of the Company as a group, is set forth under the caption "ELECTION OF DIRECTORS."

                             ELECTION OF DIRECTORS

     The bylaws of the Company provide for a Board of Directors consisting of six members serving staggered terms. The terms of two directors will expire at the 1996 Shareholders Meeting. Of the four remaining positions, the terms of office of two will expire in 1997 and the term of office of the other two positions will expire in 1998.

     IT IS THE INTENTION OF THE PERSONS NAMED IN THE ENCLOSED PROXY TO VOTE SUCH PROXY IN THE MANNER DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY SUCH PROXIES WILL BE VOTED FOR THE ELECTION OF J. PATRICK KAINE AND LAWRENCE W. SCHUMANN TO TERMS OF OFFICE EXPIRING IN 1999. The two nominees for director receiving a plurality of the votes cast in person or by proxy at the meeting shall be elected. Should any nominee become unavailable for election, discretionary authority is conferred to vote for a substitute. Management of the Company has no reason to believe that any such person will be unavailable for election.

     As required by Securities and Exchange Commission rules, the Company has reviewed reports of ownership of equity securities of the Company, reports of changes in ownership and written representations submitted to it with respect to transactions in the Company's equity securities during 1995 and is unaware of any failure on the part of its officers and directors to timely report a transaction in Company Common Stock.

     The following table contains information relating to the directors and executive officers and the nominees for director of the Company.

                                                                             SHARES OF
                                                                              COMPANY
                                                                            COMMON STOCK   APPROXIMATE
                                                                            BENEFICIALLY     PERCENT
                                                        PRESENT    YEAR     OWNED AS OF     OF CLASS
        NAME; POSITION WITH THE COMPANY;                 TERM      FIRST     MARCH 15,      (IF MORE
PRINCIPAL OCCUPATION; AND OTHER DIRECTORSHIPS(1)  AGE   EXPIRES   ELECTED       1996        THAN .1%)
------------------------------------------------  ---   -------   -------   ------------   -----------
W. Grogan Lord..................................   81     1998      1958         8,000(10)      0.3%
  Director and Senior Chairman of the Board of
  the Company; Senior Chairman of the Board of
  First Texas Bancorp, Inc., Director, Frozen
  Food Express Industries, Inc., a refrigerated
  trucking company(2)
Frank W. Denius.................................   71     1998      1993         1,724(11)      0.1%
  Director; Attorney/Sole Practitioner;
  Director, Southern Union Co., a gas utility
  company(2)(3)(4)(5)

                                                                             SHARES OF
                                                                              COMPANY
                                                                            COMMON STOCK   APPROXIMATE
                                                                            BENEFICIALLY     PERCENT
                                                        PRESENT    YEAR     OWNED AS OF     OF CLASS
        NAME; POSITION WITH THE COMPANY;                 TERM      FIRST     MARCH 15,      (IF MORE
PRINCIPAL OCCUPATION; AND OTHER DIRECTORSHIPS(1)  AGE   EXPIRES   ELECTED       1996        THAN .1%)
------------------------------------------------  ---   -------   -------    ---------      ---------
Lawrence W. Schumann............................   41     1996      1985       182,000(12)      6.5%
  Director, Chairman of the Board, President and
  Chief Executive Officer of the Company(6)
Ed R. L. Wroe, Jr...............................   71     1997      1960         1,000(13)       --
  Director; Insurance Liquidation
  Consultant(2)(3)(4)(7)
William E. Callahan.............................   78     1997      1980        77,500(14)      2.8%
  Director; Chairman, Kona-Cal, Inc., a
  publishing company; Director, Kysor Industrial
  Corp., a heavy vehicle and refrigeration
  equipment manufacturer(2)(3)(4)
J. Patrick Kaine................................   70     1996      1995         8,000(15)      0.3%
  Director; President, JPK Management Co., a
  small property management firm; Director, AGCO
  Corporation, a manufacturer and distributor of
  agricultural equipment and attendant service
  parts(2)(3)(4)(8)
Larry T. Marek..................................   40      N/A       N/A        48,000(16)      1.7%
  Executive Vice President, Treasurer and
  Secretary
  of the Company(9)
All Executive Officers and Directors as a Group
  (7 persons)...................................  N/A      N/A       N/A       326,224(17)     11.5%

---------------

 (1) Except as noted in footnotes (5) through (9) inclusive below, the positions described have been held for over five years. Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940 are listed in the above table.

 (2) Member, Audit Committee

 (3) Member, Compensation Committee

 (4) Member, Stock Option Committee

 (5) Mr. Denius was appointed by the Board to fill a vacancy created when Dwayne
     E. Toler resigned from the Board in May of 1993. He previously served on the Board of Directors of the Company and was its Secretary from 1958 until 1985. From 1988 until February of 1990 he was Chairman of the Board and Chief Executive Officer of Southern Union Co. As an attorney, Mr. Denius has maintained an office since 1976 and continues to work as a sole practitioner.

 (6) Mr. Schumann has been employed by the Company since December 1979. Mr. Schumann was elected Chief Operating Officer of the Company effective April 15, 1986 and President in May 1988. In September of 1992 Mr. Schumann was elected Chairman of the Board and Chief Executive Officer.

 (7) From February 1987 to January 1989, Mr. Wroe served as an independent financial consultant. From January 1989 until December 1991, Mr. Wroe served as Deputy Commissioner III, Associate to the Conservator, Texas State Board of Insurance. Since December 1991, Mr. Wroe has acted as a self-employed insurance liquidation consultant.

 (8) Mr. Kaine was elected to the Board of Directors on August 2, 1995 to fill a vacancy created by an increase in the number of directors constituting the Board from five to six directors. Such action was taken by the Board of Directors at a meeting on that date.

 (9) Mr. Marek has been employed by the Company since November 1980. Mr Marek was elected Treasurer in April 1984, Secretary in May 1988 and Executive Vice President in February 1991. He served as a director from 1988 until March 16, 1993.

(10) Mr. Lord has vested options to acquire 8,000 shares pursuant to an option granted him in February 1991.

(11) Of such 1,724 shares Mr. Denius holds 124 shares and the remaining 1,600 shares represent shares he is presently entitled to purchase under the vesting provisions of options granted to him for the purchase of 6,000 shares pursuant to the Company's 1985 Non-Employee Directors Stock Option Plan and the amendment and restatement thereof known as the 1995 Non-Employee Directors Stock Option Plan (collectively, the "Non-Employee Directors Stock Option Plan").

(12) Of such 182,000 shares, Mr. Schumann holds 142,000 shares and has options to acquire 70,000 shares pursuant to options granted him in 1987, 1993 and 1995 by the Company under the Company's 1985 Incentive Stock Option Plan. Such options have vested with respect to 40,000 shares. Mr. Schumann disclaims beneficial ownership of 1,000 shares owned by his wife.

(13) In addition to the 500 shares held, Mr. Wroe has vested options to acquire 500 shares pursuant to the vesting provisions of options granted him for the purchase of 4,500 shares under the Non-Employee Directors Stock Option Plan.

(14) Of such 77,500 shares, Mr. Callahan holds 73,500 shares and has vested options to acquire 4,000 shares pursuant to the vesting provisions of options granted him under the Non-Employee Directors Stock Option Plan.

(15) In addition to the 8,000 shares held, Mr. Kaine holds an option to acquire 4,000 shares (none of such options have vested), under the Non-Employee Directors Stock Option Plan.

(16) Of such 48,000 shares, Mr. Marek holds 25,000 shares and has options to acquire 45,000 shares pursuant to options granted him in 1987, 1993 and 1995 by the Company under the Company's 1985 Incentive Stock Option Plan. Such options have vested with respect to 23,000 shares.

(17) Of such 326,224 shares, the group referenced holds and has sole voting and investment power over 248,124 shares and has vested options to acquire 77,100 shares.

     The Board of Directors held five meetings during the fiscal year ended December 31, 1995. Each of the incumbent directors attended 100% of the meetings held during their tenure in 1995. The Company's Board of Directors has standing committees for consideration of matters relating to audit, compensation and stock options. The Company has no nominating committee. The Audit Committee functions primarily to review questions, if any, raised by the independent accountants who audit the accounts of the Company and to suggest to the Board, as well as to help implement, any changes required in internal accounting controls. The members of the Audit Committee are William E. Callahan, W. Grogan Lord, Frank W. Denius, Ed R. L. Wroe, Jr. and J. Patrick Kaine. The Audit Committee met once during the fiscal year ended December 31, 1995. The Compensation Committee functions primarily to review and recommend compensation arrangements for directors, officers and employees of the Company. The members of the Compensation Committee are William E. Callahan, Frank W. Denius, Ed R. L. Wroe, Jr. and J. Patrick Kaine. The Compensation Committee met once during the fiscal year ended December 31, 1995. The Stock Option Committee administers the Company's 1985 Incentive Stock Option Plan and makes decisions regarding the issuance of options for the Company's Common Stock pursuant to such plan. The members of the Stock Option Committee are William E. Callahan, Frank W. Denius, Ed R. L. Wroe, Jr. and J. Patrick Kaine. The Stock Option Committee did not meet during the fiscal year ended December 31, 1995.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Frank W. Denius, a director who serves on the Compensation Committee, was Secretary of the Company and certain of its subsidiaries for the period from 1958 to 1985. Other than fees paid to outside directors generally, Mr. Denius received no remuneration for this service as Secretary of the Company during the period of his service.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

     Information in the following table sets forth total compensation paid or accrued for services rendered by the Chief Executive Officer and the Executive Vice President, who were the only executive officers of the Company during the fiscal year ended December 31, 1995 whose salary and bonus from the Company and its subsidiaries exceeded $100,000 for such fiscal year.

                                                                              LONG-TERM
                                                                           COMPENSATION(1)
                                                                             (SECURITIES
                                                            OTHER ANNUAL     UNDERLYING       ALL OTHER
      NAME AND POSITION         YEAR    SALARY     BONUS    COMPENSATION      OPTIONS)       COMPENSATION
------------------------------  ----   --------   -------   ------------   ---------------   ------------
Lawrence W. Schumann..........  1995   $182,296       -0-        -0-            15,000            -0-
  Chairman of the Board,        1994   $180,000       -0-        -0-               -0-            -0-
  President and Chief           1993   $167,000   $52,112(2)     -0-            25,000            -0-
  Executive Officer
Larry T. Marek................  1995   $120,296       -0-        -0-            10,000            -0-
  Executive Vice President,     1994   $118,000       -0-        -0-               -0-            -0-
  Treasurer and Secretary       1993   $112,400   $38,562(2)     -0-            20,000            -0-

---------------

(1) During 1994, the Company did not pay or award any long-term compensation within the meaning of that term (restricted stock awards, options and long-term incentive payouts) to any of the named executive officers.

(2) This amount was paid pursuant to the Annual Incentive Plan (described below). Of this amount $19,645 was paid to Mr. Schumann and $14,537 was paid to Mr. Marek in 1994 after the audited results of operations for the year ended December 31, 1993 became available.

     In March 1993, the Company entered into agreements with its two executive officers pursuant to which they are entitled to certain benefits if their employment is terminated following a change in control at the Company, bankruptcy or ceasing to do business or certain changes in the executive's circumstances (such as a material change in duties), as follows: one month's base salary for each full year of employment with the Company; bonuses accrued but unpaid during the twelve-month period preceding termination; and any other compensation owed by the Company as of the date of termination, all payable within 15 days after such termination. If their employment is voluntarily terminated following bankruptcy, ceasing to do business or certain changes in the executive's circumstances, termination benefits also include one year's benefits (such as life and health insurance and car allowance). If their employment is voluntarily terminated following only a change in control, all payments and benefits are reduced by one-half. As of March 15, 1996, the aggregate amount that would be payable to the executive officers under the change in control agreements was $397,000 (excluding benefits).

     The 1993 Tax Act imposed a $1,000,000 limitation on any claimed federal income tax deductions for compensation paid to each of the named executive officers for tax years beginning after 1993. For purposes of this limitation, all the amounts paid to the named executive officers are taken into account for the taxable year in which such compensation would be deductible, except that the spread between the exercise price and the fair market value of incentive stock options is not included unless the executive makes a disqualifying disposition of the stock received on exercise. A "disqualifying disposition" is a sale of the stock issued upon exercise which occurs prior to the expiration of one year from the exercise date or two years from the date of grant. It is contemplated that stock options to be granted to the named executive officers in the future will be incentive stock options, and therefore, the spread will not be deductible by the Company upon exercise in the absence of a disqualifying disposition. So long as any options granted to the named executive officers are incentive stock options, the Company does not anticipate that executive compensation will exceed the $1,000,000 limitation imposed for federal income tax purposes. Nevertheless, the Company intends to take necessary precautions to insure that its executive compensation will be fully deductible under this new provision.

STOCK OPTION GRANTS IN 1995

     The following table shows information concerning individual grants of stock options during fiscal year 1995 to the named executive officers.

                                                                                             POTENTIAL
                                                                                             REALIZABLE
                                                                                              VALUE AT
                                                                                           ASSUMED ANNUAL
                                                    % OF                                       RATES
                                      NO. OF        TOTAL                                  OF STOCK PRICE
                                    SECURITIES     OPTIONS                                APPRECIATION FOR
                                    UNDERLYING     GRANTED                                 OPTION TERM(1)
                                     OPTIONS         TO        EXERCISE    EXPIRATION    ------------------
               NAME                  GRANTED      EMPLOYEES     PRICE         DATE         5%         10%
----------------------------------  ----------    ---------    --------    ----------    -------    -------
Lawrence W. Schumann..............    15,000          28%       $ 2.00       7/14/05     $18,870    $47,820
Larry T. Marek....................    10,000          18%       $ 2.00       7/14/05     $12,580    $31,880

---------------

(1) The valuation calculations are solely for purposes of compliance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not intended to forecast possible future appreciation, if any, of the Company's stock price. Options will have no actual value unless, and only to the extent that, the price of Common Stock appreciates from the grant date to the exercise date.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table shows information regarding stock options exercised and unexercised options held as of the end of fiscal year 1995 by the named executive officers (no stock options were granted during such fiscal year to any of the named executive officers).

                                                                                   VALUE OF IN-THE-MONEY
                                                   NUMBER OF UNEXERCISED                OPTIONS AT
                                   OPTIONS      OPTIONS AT DECEMBER 31, 1995       DECEMBER 31, 1995(1)
                NAME              EXERCISED      EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
    ----------------------------  ---------     ----------------------------     -------------------------
    Lawrence W. Schumann........      0                 40,000/30,000                    $ 3,750/0
    Larry T. Marek..............      0                 23,000/22,000                    $ 1,875/0

---------------

(1) Based on closing price of $2.00 on December 29, 1995.

ANNUAL INCENTIVE PLAN

     The Company has an Annual Incentive Plan ("AIP") which provides for annual incentive payments to key employees of the Company and its subsidiaries. Each year the President of the Company determines which key employees will be participants in the AIP, subject to approval by the Compensation Committee of the Board of Directors, which administers the AIP.

     Awards under the AIP are based upon the actual performance of the Company and its subsidiaries in a fiscal year, as measured by gross revenues and pretax income excluding all extraordinary items and the amount recorded during the plan year in the incentive compensation accrual account (at the subsidiary level, interest income and inter-company management fees are also excluded), in relation to budgeted performance. Each participant is assigned a number of incentive units having an initial value of $100 per unit at the beginning of the fiscal year. A performance factor is determined by expressing actual gross revenues and pretax income for the Company as a whole, or for the subsidiary that employs the participant, as percentages of targeted gross revenues and pretax income and averaging the resulting percentages. The amount of the gross revenue percentage used in calculating the performance factor cannot exceed the amount of the pretax income percentage. In addition, if actual pretax income is less than 70% of targeted pretax income, no incentive compensation is earned. Both the number of incentive units and the initial value per unit are multiplied by the performance factor. The base level incentive is determined by multiplying the adjusted number of incentive units by the adjusted value per unit. An additional amount equal to 20% of the aggregate base level incentive earned in any year may be allocated on a discretionary basis among AIP participants. Any individual award may be reduced by up to 20% of the calculated base level incentive. These adjustments are recommended by the President of the Company or of the subsidiary that employs the participant, and approved by the Compensation Committee. Aggregate incentive compensation paid by the Company or any subsidiary under the AIP cannot exceed 50% of the pretax income of the Company or that subsidiary.

     In determining the number of incentive units assigned to executive officers, the Compensation Committee first determines the appropriate amount of incentive compensation for each officer by considering a number of factors, including each executive's level of responsibility, performance, level of expertise and the amount of incentive compensation paid to executive officers of comparable businesses, based on surveys conducted by an independent compensation consultant from time to time. After determining the appropriate level of incentive compensation, the Compensation Committee sets the number of incentive units assigned to a given officer so that the officer will earn the incentive compensation, as determined by the Committee, if the targets are achieved. Awards under the AIP are paid within 45 days after completion of audited financial statements for the fiscal year with respect to which the awards relate.

     The Board of Directors has approved a supplement to the AIP effective with respect to the calendar year 1996 only, which provides for the issuance of shares of Common Stock as part of the Incentive Award payments applicable to that year. The issuance of shares in connection with the AIP is subject to the approval of the shareholders of the Company, and the issuance of such shares will occur only if Incentive Awards are earned for 1996. See "APPROVAL OF AWARD OF SHARES UNDER ANNUAL INCENTIVE PLAN," below, for a description of the basis on which shares would be issued pursuant to the AIP in the event shareholder approval is given.

     No amounts were earned under the AIP for fiscal year 1994 or 1995 by the executive officers of the Company named in the table appearing above under "Compensation of Executive Officers," because target levels for those years were not attained. All amounts reflected as bonuses for 1993 in the table appearing under "Compensation of Executive Officers" were paid pursuant to the AIP.

COMPENSATION OF DIRECTORS

     During 1995, all directors, except those otherwise employed by the Company, were paid $1,000 for every Board and Committee meeting, regular or special (not held on the same day as another meeting for which the directors were paid), that they attended. No fees are paid for Board or Committee meetings held by telephone conference call. All directors, other than those otherwise employed by the Company, were paid $833 per month. In addition, directors are reimbursed for out-of-pocket expenses incurred to attend meetings. It is contemplated that this policy will stay in effect for 1996.

CONSULTING AND NONCOMPETITION AGREEMENTS WITH DIRECTORS

     In May 1994, the Company entered into a Consulting and Noncompetition Agreement with each of the present directors of the Company, except for J. Patrick Kaine, who entered into such an agreement with the Company shortly following his becoming a director in August 1995. Each Agreement provides that upon the resignation or removal from the Board, the former director will be available, from time to time, to provide consulting services to the Company for a period ending on the earlier of the expiration of three years or the death of the former director. The former director cannot be required to provide services in excess of five hours per month. In consideration of the consulting services to be provided, the Company has agreed to pay each such former director an annual consulting fee equal to one-third of the annual retainer paid by the Company to members of the Board as of the date of such former director's resignation or removal, multiplied by the number of calendar months (not to exceed 36 months) during which he has served as a member of the Board, divided by twelve, to be paid in quarterly installments. Each Agreement contains an agreement by the director to maintain the confidentiality of the methods by which the business of the Company and its subsidiaries are conducted and of the proprietary or confidential information of the Company and its subsidiaries. Each Agreement further provides that during the consulting term the former director will not directly or indirectly own, manage, operate, control, be employed by, advise or be connected in any manner with any person or entity which directly or indirectly is competitive with the businesses of the Company or its subsidiaries. In addition, each Agreement provides that during the consulting term, the former director will not directly or indirectly hire or solicit the employment of any employee of the Company or one of its subsidiaries or induce any such employee to leave or decline employment with the Company or any such subsidiary. It is the present intention of the Board of Directors of the Company to require any other person who becomes a member of the Board in the future, to enter into an agreement substantially similar to the Consulting and Noncompetition Agreements described above.

1985 INCENTIVE STOCK OPTION PLAN

     The Company's 1985 Incentive Stock Option Plan (the "ISO Plan") expired in July 1995. Prior to expiration of the ISO Plan, options were granted thereunder in 1995 to seventeen employees (including two officers of the Company) for the purchase of an aggregate of 54,500 shares of the Company's Common Stock. The Options are exercisable at a price not lower than 100% of the fair market value of the stock on the date of the grant. All outstanding options have the same vesting schedule pursuant to which they become exercisable in five equal installments commencing one year after the date of grant. The aggregate fair market value, measured as of the date of grant, of stock covered by options granted under the ISO Plan to any employee may not exceed $100,000 in the year in which such options first become exercisable. A total of 57,000 options were terminated or expired during 1995.

1985 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     The Company's 1985 Non-Employee Directors Stock Option Plan (the "Original Plan"), scheduled to expire in August 1995, was amended and restated, subject to shareholder approval. The Original Plan as so amended and restated was renamed the "1995 Non-Employee Directors Stock Option Plan" ("the Restated Plan"). See "APPROVAL OF 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN" below, for a description of the changes to the Original Plan as a result of the Restated Plan. A copy of the Restated Plan follows this proxy statement as Annex A. In the event that the shareholders do not approve the Restated Plan, the Original Plan will have expired by its terms and no further stock options may be granted thereunder. Currently, all directors, other than Frank W. Denius and J. Patrick Kaine, have received all the options they are entitled to under the Restated Plan.

     The Restated Plan provides that non-employee directors are entitled to receive one option to purchase 4,000 shares of Company Common Stock upon becoming a director. Each such director would also receive an option to purchase 2,000 shares on the second anniversary of their becoming a director and an additional option to purchase 2,000 shares on the fourth anniversary of their becoming a director.

     No non-employee director may receive any other or further option under the Original Plan, regardless of whether such director shall exercise any portion of the option or options awarded him under the Restated Plan, except that if an option granted thereunder expires unexercised prior to August 2, 2005 and had an exercise price higher than the fair market value of the Company common stock on the date of expiration, the optionee will automatically receive a new option for the same number of shares as were covered by the expired option but at an exercise price equal to the fair market value for such stock on the date of expiration of the old option. Although administered by a Committee appointed by the Board, all options awarded to a director under the Restated Plan are granted automatically and without the exercise of discretion on the part of any person. A maximum of 75,000 shares may be covered by options granted pursuant to the Restated Plan. This represents an increase of 25,000 over the 50,000 shares reserved under the Original Plan. The Restated Plan will expire on August 2, 2005. The Restated Plan may be amended by the Board of Directors at any time, except that no such amendment may be made without the approval of the holders of a majority of the outstanding shares of Company Common Stock if it materially increases the benefits accruing to optionees, materially increases the number of shares which may be issued thereunder, or materially modifies the requirements as to eligibility for participation in the Restated Plan. In addition, provisions relating to the amount and price of shares to be issued under the Restated Plan may not be amended more than once every six months, other than to comply with changes to the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     The options are exercisable at a price not lower than 100% of the fair market value of the Company's shares on the date of the grant. The options are exercisable during a period of not more than ten years from the date of grant. The options vest and become exercisable in five equal annual installments, with the first installment vesting one year after the date of grant.

     Since W. Grogan Lord did not qualify to receive options under the Original Plan, in 1991 the Company granted him a fully vested option to acquire 8,000 shares of Company Common Stock at $1.25 per share, which was 100% of the fair market value on the date of the grant. Such option was ratified by the shareholders of the Company at the 1994 Annual Meeting of Shareholders.

REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK OPTION COMMITTEE ON ANNUAL COMPENSATION

     The Compensation Committee of the Board of the Directors (the "Committee") is made up of the four outside directors. The Committee is responsible for recommending to the full Board of Directors the compensation for the executive officers, and providing assistance to the Chief Executive Officer for determining the annual compensation of other officers, and overseeing the award of annual incentive payments to key employees of the Company pursuant to the AIP (discussed above). Their recommendations concerning the executive officers have always been adopted by the Board of Directors.

     Over the past three years the Company has had no more than two executive officers at any one time. Compensation for these officers has been based upon the following criteria: level of responsibility at the Company; individual performance as perceived by the Committee; level of experience; the amount of compensation paid to executive officers of comparable businesses; consideration of the fact that the executive officers are not presently covered by a retirement plan; the amount of time and effort required by that position (both generally and for the fiscal year); contributions (or the lack thereof) to the profitability of the Company; assessment of risks associated with losing the benefit of their services; and, number of years of service with the Company. "Comparable businesses," as the term is used herein, means companies with sales levels similar to that of the Company and in industries similar to those served by the Company as determined by an independent compensation consultant. The consultant does not divulge the names of the comparable businesses to the members of the Committee or the Company. As the Committee considers the factors discussed above collectively, it does not specifically assign any relative weight to the individual factors in making its determination.

     The Committee is advised from time to time by an independent compensation consultant with respect to executive officer compensation. The components of compensation for the executive officers consists of base salary, bonus (incentive compensation) and stock options (long-term incentive compensation). With respect to each of these components, the policy of the Compensation and Stock Option Committees is to compensate the executive officers within the median range of compensation for executive officers of comparable businesses as determined by the consultant. Within that range, variations from year to year are based upon the Committee's assessment of the criteria for compensation described above. The advice of the consultant includes an analysis of executive salaries, bonuses (incentive compensation) and stock options (long-term incentive compensation) in comparable business. Each time the market analysis has been conducted (including most recently in January of 1993), the compensation for the Company's named executive officers (Messrs. Schumann and Marek) have approximated or were below the average market level of compensation.

     Mr. Schumann was appointed to serve as Chairman of the Board and Chief Executive Officer in 1992. At this time, Mr. Schumann and Mr. Marek assumed additional duties and responsibilities in order to facilitate an overall goal of reducing overhead by reducing staffing levels, which was accomplished. Mr. Schumann's salary for 1993 was set by the committee based on their analysis of Mr. Schumann's performance during 1992 compared with (i) their expectations, and
(ii) the average salaries paid, and the average salary increase provided, to chief executive officers of comparable businesses as reported by the independent compensation consultant. In addition, the Committee considered the fact that the performance of the Company had improved dramatically during the fourth quarter compared to the year earlier period and that the Company appeared to be well positioned to perform well during fiscal year 1993. Mr. Schumann's bonus for 1993 was paid in accordance with the AIP which is discussed above. The committee increased Mr. Schumann's base salary 7.8% for 1994 as a result of their assessment of i) the improvement in the results of operations of the company during 1993 as compared to prior periods; and ii) Schumann's contribution to the improved results. In addition, the committee considered overall increases in compensation granted to chief executive officers of public companies. The Committee did not specifically assign any relative weight to the foregoing factors in making its determination with regard to Mr. Schumann's salary. The results of operations for 1994 were below the Company's expectations due to the declines in revenue at both of the Company's operating segments. As a result, the Company implemented measures to control and reduce costs, including a salary freeze for the Company's executive officers in 1995. The Committee did, however, authorize an increase in the base salary of executives, including Mr. Schumann, effective for 1995, to compensate them for a change in the Company's policy regarding the payment of group health insurance premiums for the dependents of the executives. The 1995 increase in salary that was granted was equal to the actual cost of the insurance premiums that are now paid directly by the executives under a cafeteria plan.

     The following compares Mr. Schumann's compensation for fiscal years 1993, 1994 and 1995 with the Company's performance for the same periods:

                                                              COMPANY'S
                                                          SCHUMANN'S ANNUAL         RESULTS OF
                           YEAR                          COMPENSATION SALARY       OPERATIONS(1)
    ---------------------------------------------------  -------------------       -------------
    1993...............................................       $ 219,112(2)           $2,009,000
    1994...............................................       $ 180,000              $  (77,000)
    1995...............................................       $ 182,296              $  (90,000)

---------------

(1) Parentheses indicate a loss.

(2) Includes $52,112 in bonuses earned under the AIP.

     The Stock Option Committee (which is comprised of the same members as the Compensation Committee) has been advised from time to time by the independent compensation consultant with respect to stock option grants. During 1995 the independent consultant advised generally that additional options should be granted and the Committee acted accordingly, allocating such additional options among key employees in a manner generally proportionate to the number of options previously granted to such employees.

     The Compensation Committee and the Stock Option Committee intend to continue to evaluate the performance of the Company in light of management's efforts and to recommend to the Board of Directors appropriate adjustments in compensation as the situation warrants.

              Submitted by:

              William E. Callahan,
                Chairman of the Compensation Committee
              Frank W. Denius
                Chairman of the Stock Option Committee
              Ed R.L. Wroe, Jr.
              J. Patrick Kaine

FIVE-YEAR CUMULATIVE TOTAL RETURN CHART

     The graph below compares total shareholder returns for the Company over the last five years to the Standard & Poor's 500 Stock Index and the Diversified Companies listed in "The Value Line Investment Survey" assuming a $100 investment made on December 31, 1990. This index has been selected because there is no readily ascertainable survey of businesses in the Company's combined industries or market capitalization. Management believes this survey constitutes the most comparable index of companies for which information is readily attainable. Each of the three measures of cumulative total return assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.


                                   [CHART]



                                 1990        1991        1992       1993       1994        1995
--------------------------------------------------------------------------------------------------
TCC Industries, Inc.            $100.00     $83.33     $166.67    $366.67      $350.00     $266.67
S&P 500                         $100.00    $126.31     $131.95    $141.25      $139.08     $186.52
Diversified Companies (1)       $100.00    $143.92     $181.62    $254.85      $232.68     $315.81


---------------

(1) Consists of the 44 out of 48 companies listed in "The Value Line Investment Survey" diversified company index as of February 9, 1996 that trade on U.S. stock exchanges. The group of companies in this index is changed periodically by "The Value Line Investment Survey".

                    APPROVAL OF 1995 NON-EMPLOYEE DIRECTORS
                               STOCK OPTION PLAN

     The Board of Directors has approved a 1995 Non-Employee Directors Stock Option Plan (the "Restated Plan") which has the effect of amending and restating the 1985 Non-Employee Directors Stock Option Plan (the "Original Plan") and increasing the number of shares of the Company's Common Stock which can be issued to non-employee directors pursuant to stock options, from 50,000 shares to 75,000 shares. As a result of the adoption of the Restated Plan (which has become the surviving plan to the Original Plan), after giving effect to adjustments for canceled stock options under the Original Plan, there are 71,500 shares available for issuance upon exercise of options granted under the Original Plan and to be granted under the Restated Plan.

     The Restated Plan does not have the effect of increasing compensation to existing directors. It does make available shares that may be issued upon the grant of future options to persons who become non-employee directors of the Company in the future. In deciding to adopt the Restated Plan to increase the number of shares, the Board felt that the most appropriate means of compensating future directors would be to continue providing them with stock options, which would represent a direct link between compensation and shareholder value, rather than increasing their cash remuneration.

     Other than increasing the number of shares available for issuance to non-employee directors pursuant to stock options, the Restated Plan does not represent any significant changes over the Original Plan, except for the extension of the period during which options may be granted thereunder from August 20, 1995 to August 2, 2005, the expiration date of the Restated Plan. In addition, under the Restated Plan, if an option granted thereunder expires unexercised prior to August 2, 2005 and which had an exercise price higher than the fair market value of the Company common stock on the date of expiration, the optionee will automatically receive a new option for the same number of shares as were covered by the expired option but at an exercise price equal to the fair market value for such stock on the date of expiration of the old option. There are other variations between the Original Plan and the Restated Plan; however, such variations are not regarded by management for the Company as significant. A copy of the Restated Plan is set forth in Annex A to this proxy statement.

     A general description of the history, purpose and terms of the Restated Plan and its predecessor Original Plan, is set forth elsewhere in this proxy statement under "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS -- 1985 Non-Employee Directors Stock Option Plan."

     Options granted under the Restated Plan are intended to be nonqualified stock options and not treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended. Under current federal income tax law, a director who is granted a nonqualified stock option does not have taxable income at the time of grant, but generally does have taxable income at the time of exercise equal to the excess of the fair market value of the shares on the exercise date over the option price. The Company is entitled to a deduction at the time the director recognizes income in an amount equal to such income. Upon disposition of the shares acquired through exercise of the option, the director will recognize gain or loss measured by the difference between the amount received for the shares and their basis, which is generally the fair market value of the shares on the date of exercise.

     The Board of Directors may at any time amend or discontinue the Restated Plan, except that no amendment or discontinuance shall change or impair any stock options previously granted without the consent of the optionee. No amendment of the Restated Plan shall be made more than once every six months that would change the amount, price or timing of stock option grants to be made thereunder, and no amendment shall be made without the approval of the Company's shareholders that would materially increase benefits under the Restated Plan, materially increase the number of shares that may be issued under the Plan or materially modify the requirements for eligibility under the Restated Plan.

     Approval of the Restated Plan by the affirmative vote of the holders of a majority of the shares cast on the Restated Plan, is required. If the Restated Plan is not approved by the shareholders, the Original Plan will have expired by its terms and no further stock options may be granted to directors who are not also employees of the Company or its subsidiaries. If the Restated Plan is not approved, the Company may find it necessary to compensate outside directors through an increase in cash compensation or other means in order to continue to attract and retain such directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE RESTATED PLAN.

                          APPROVAL OF AWARD OF SHARES
                          UNDER ANNUAL INCENTIVE PLAN

     The Compensation Committee of the Board of Directors (the "Committee") has approved, with respect to the calendar year 1996 only, the issuance of shares of Common Stock of the Company as part of the Incentive Award payments to be made under the Company's Annual Incentive Plan (the "AIP") for key employees of the Company and its subsidiaries. The AIP has been in effect since the beginning of 1988; however, since its inception Incentive Awards have been payable in cash only, and the Committee has determined that it would be in the best interests of the Company and its shareholders if the interests of such key employees were more closely aligned with that of the shareholders of the Company by providing such employees with an opportunity to acquire shares of the Company through the AIP.

     The Committee has placed a limit on the maximum aggregate number of shares which may be issued under the AIP at 56,000 shares; furthermore, the shares would be issuable with respect to the calendar year 1996 only, and then only in the event that the performance levels required under the AIP are achieved for that year. The Committee intends to monitor the results of the 1996 program providing for the possible issuance of shares, and if it believes the program to be successful, may recommend that it be followed in future years, subject, however, to shareholder approval of the issuance of shares in such future years.

     AIP Participants who are awarded 50 Incentive Units or less for the year 1996 will be paid entirely in cash or at the Participant's option, up to 40% of the Incentive Award can be paid in Company shares in the manner described below for Participants having more than 50 Incentive Units for such year. For Participants who are awarded more than 50 Incentive Units for 1996, 60% of the Incentive Award will be paid in cash, and the remaining 40% will be paid in Company shares, provided that the "Distribution Date Market Value" for the Company's shares is $2.50 per share, or less. If the "Distribution Date Market Value" for such shares is more than $2.50 per share, then such Participants will receive 70% in cash and 30% in Company shares. The "Distribution Date Market Value" shall equal the average closing price per share for the Company shares on the New York Stock Exchange for the seven successive trading days immediately preceding the date shares are distributed to the Participants. The distribution date will be a date determined by the Company that is within 45 days of the date of the audit report for the Company's audited financial statements for 1996.

     A general description of the terms of the AIP is set forth elsewhere in this proxy statement under "COMPENSATION OF DIRECTORS AND EXECUTIVE
OFFICERS -- Annual Incentive Plan."

     There follows certain information concerning the benefits that would be received by each of the Company's executive officers, all current executive officers as a group, and all employees as a group who are not executive officers, assuming that the performance targets established by the Committee for 1996 are achieved(no benefits were awarded under the AIP for 1995 because the performance targets for such year established by the Committee were not achieved):

                  PLAN BENEFITS FOR THE ANNUAL INCENTIVE PLAN

                   NAME AND POSITION                 DOLLAR VALUE ($)(1)       NUMBER OF UNITS(2)
    -----------------------------------------------  -------------------       ------------------
    Lawrence W. Schumann, Chief Executive
      Officer......................................       $  50,000                     500
    Larry T. Marek, Executive Vice President.......          38,500                     385
    Executive Group (2)............................          88,500                     885
    All employees including all current officers
      who are not executive officers, as a group
      (17).........................................         239,000                   2,390

---------------

(1) Assuming actual results for 1996 are equal to the targets set by the Compensation Committee. If the shareholders approve the changes to the AIP for 1996, a portion of these benefits will be paid in shares of Company common stock as described above.

(2) Number of AIP units assigned by compensation committee for 1996 valued at $100 each.

     Cash payments and shares of Company stock issued under the AIP will be taxable to the Participant at ordinary federal income tax rates in the taxable year in which the cash and/or stock is received by the Participant. The payments will be considered compensation to the Participant and the Company will withhold tax on the payments when made and will report the amount of the compensation on or before January 31 of the year following the year of the payment. The withholding tax on the gross amount of compensation payable pursuant to the AIP award will be withheld from the cash portion of the payment, such that all stock payable under the AIP will be issued to the Participant and a net balance of cash after withholding will be payable to the Participant. The amount reported as compensation income will include the amount of any cash payment made and the fair market value of the shares of Company stock at the time the shares are transferred to the benefit of the Participant. The Company will report a deduction for federal income tax purposes in an amount equal to the cash payments and the fair market value of the Company shares issued pursuant to the AIP and transferred to the benefit of the Participant.

     Approval of the issuance of shares in connection with 1996 Incentive Awards under the AIP is required by the affirmative vote of the holders of a majority of the shares cast on such proposal. If such approval is not obtained, then if any Incentive Awards are granted for 1996, they will be paid in cash only.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE ISSUANCE OF SHARES IN CONNECTION WITH 1996 INCENTIVE AWARDS UNDER THE AIP.

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

     In connection with the relocation of the Company's corporate offices from Dallas to Austin, Texas during 1994, the Company entered into relocation agreements with its two executive officers named above in the table appearing under "Compensation of Executive Officers". The relocation agreements provided for a cash payment by the Company to each executive equal to the net equity in such executive's Dallas area residence. The net equity is defined as the appraised value of such residence, less underlying mortgages, plus any escrowed funds. Such payments were $51,683 and $46,398 for Mr. Schumann and Mr. Marek, respectively. As part of the agreements, the Company assumed any present and future rights to, or obligations for, the residences, including the net proceeds from the sale of each residence. Because both residences were leased during 1995, the debt service obligations for the residences were substantially covered by the rent payments received in 1995.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company voted to appoint Coopers & Lybrand L.L.P., independent accountants, to audit the accounts of the Company for the fiscal year ended December 31, 1996. Coopers & Lybrand, L.L.P., also served as auditors for the Company for each of the preceding three fiscal years ended December 31. If the shareholders of the Company do not approve such appointment, the Board of Directors will not appoint the firm as auditors for the fiscal year ended December 31, 1996. A representative of Coopers & Lybrand L.L.P. is expected to attend the Annual Meeting and will have the opportunity to make a statement if so desired. Such representative is expected to be available to respond to appropriate questions. Neither Coopers & Lybrand nor any of its associates has any relationship with the Company except in their capacity as such auditor.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Shareholder proposals intended to be presented at the Company's 1997 annual meeting of shareholders pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission must be received by the Company at its executive offices, 816 Congress Avenue, Suite 1250, Austin, Texas 78701, attention of the Secretary, on or before November 23, 1996.

     The bylaws of the Company establish procedures for bringing business before any annual meeting of shareholders of the Company and for shareholder nominations for elections of directors of the Company. In order to properly submit any business to an annual meeting of shareholders, a shareholder must give timely notice in writing to the secretary of the Company. To be considered timely, a shareholder's notice must be delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the Company (a) not less than one hundred twenty (120) days nor more than one hundred fifty (150) days before the first anniversary date of the Company's proxy statement in connection with the last annual meeting of shareholders (no later than November 23, 1996 and no earlier than October 24, 1996, in the case of the 1996 annual meeting of shareholders), or (b) if no annual meeting has been called after the expiration of more than thirty (30) days from the date for such meeting contemplated at the time of the previous year's proxy statement, not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting. A shareholder may nominate a person or persons for election to the Board of Directors by giving written notice to the secretary of the Company in accordance with the procedures set forth above. In addition to the timeliness requirements set forth above for notice to the

Company by a shareholder of business to be submitted at an annual meeting of shareholders, with respect to any special meeting of shareholders called for the election of directors, written notice must be delivered in the manner specified above and not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. A shareholder's notice to submit business to an annual meeting of shareholders shall set forth (i) the name and address of the shareholder, (ii) the class and number of shares of stock beneficially owned by such shareholder, (iii) the name in which such shares are registered on the stock transfer books of the Company,
(iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) any material interest of the shareholder in the business to be submitted, and (vi) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting. In addition, the shareholder making such proposal shall promptly provide any other information reasonably requested by the Company. In addition to the information required above to be given by a shareholder who intends to submit business to a meeting of shareholders, if the business to be submitted is the nomination of a person or persons for election to the Board of Directors then such shareholder's notice must also set forth, as to each person whom the shareholder proposes to nominate for election as a director, (a) the name, age, business address and, if known, residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of stock of the Company which are beneficially owned by such person, (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, (e) the written consent of such person to be named in the proxy statement as a nominee to serve as a director if elected, and (f) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

                       FINANCIAL STATEMENTS AND FORM 10-K

     The Consolidated Financial Statements of the Company and its subsidiaries, which include audited consolidated balance sheets as of December 31, 1995 and 1994 and audited consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1995, 1994 and 1993, are included in the Company's Annual Report to the Securities and Exchange Commission on Form 10-K. The Company will furnish without charge to each person who was a beneficial owner of its securities on March 15, 1996, the record date for the Company's Annual Meeting of Shareholders, and who wishes to receive a copy of the Company's Form 10-K, upon the written request of any such person, a copy of such Form 10-K for the fiscal year ended December 31, 1995, as filed with the Securities and Exchange Commission. Requests for copies of such report should be directed to Larry T. Marek, Secretary, TCC Industries, Inc., 816 Congress Avenue, Suite 1250, Austin, Texas 78701.

                                 OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters to be acted upon at the meeting. However, if any other matter properly comes before the meeting, the persons voting the proxies will vote them in accordance with their best judgment.

March 25, 1996.

                                    ANNEX A

                              TCC INDUSTRIES, INC.
                 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
 (Which Amends and Restates the 1985 Non-Employee Directors Stock Option Plan)

BACKGROUND:

     As of July 23, 1985 TCC Industries, Inc., a Texas corporation formerly named TeleCom Corporation (the "Corporation"), adopted that certain 1985 Non-Employee Directors Stock Option Plan, which plan was amended August 20, 1985 and May 6, 1987 (said plan, as so amended, being referred to herein as the "Original Plan"). Under the Original Plan, options could be granted for the purchase of an aggregate of 50,000 shares of Common Stock ("Common Stock") of the Corporation. As of August 2, 1995, stock options were outstanding under the Original Plan to Non-Employee Directors of the Corporation for the purchase of an aggregate 16,500 shares of Common Stock. On August 2, 1995, the Board of Directors of the Corporation approved an amendment and restatement of the Original Plan, as set forth below. On February 28, 1996, the Board of Directors approved a reduction in the number of shares of Common Stock that may be issued pursuant to Options granted and to be granted under the Plan, from 100,000 to 75,000 shares. Such reduction is reflected below. The amendment and restatement of the Original Plan, set forth below, shall be referred to hereafter as the 1995 Non-Employee Directors Stock Option Plan and referred to herein as the "Plan." Capitalized words and phrases used in this Plan, and not otherwise defined herein, have the meanings stated in Section 17 below.

     1. STATEMENT OF PURPOSE. The principal purpose of this Plan is to benefit the Corporation through offering its directors who are not employees or officers (each a "Non-Employee Director") of the Corporation or its subsidiaries, a favorable opportunity to become holders of the Common Stock, thereby giving them a stake in the growth and prosperity of the Corporation, in order to align more fully their viewpoints with the other stockholders of the Corporation and to encourage them to continue serving as directors of the Corporation.

     2. ELIGIBILITY. Options shall be granted under this Plan only to Non-Employee Directors.

     3. TOTAL SHARES SUBJECT TO PLAN. Options may be granted for a total of 75,000 shares of Common Stock, of which Options for a total of 16,500 such shares remain outstanding under the Original Plan as of August 2, 1995, as described on Schedule 1 attached hereto. The Corporation shall reserve sufficient shares to meet the Plan's requirements. Shares issued upon an Option exercise may be authorized and unissued shares or shares held in the Corporation's treasury. If an outstanding Option expires or terminates, shares allocable to the unexercised portion of the Option may be optioned again under the Plan.

     4. PLAN ADMINISTRATION. The Committee will administer this Plan. The Committee will interpret and construe the Plan and the terms of any Option and will make all other decisions necessary or advisable for administering the Plan.

     5. OPTION GRANTS. (a) Each person eligible to receive an Option pursuant to the terms of Section 2 hereof who is first elected to the Board of Directors after adoption of this Plan, and who is a Non-Employee Director on the date of such election, will receive an Option for the purchase of 4,000 shares of Common Stock. On the date that each Non-Employee Director completes two full years of service as a Non-Employee Director, such person will receive, automatically and without the exercise of discretion on the part of any person, an Option (in addition to any Options which have may been granted to such person under the Original Plan or otherwise pursuant to this Plan) for the purchase of 2,000 shares of Common Stock, and on the date that such person completes four full years of service as a Non-Employee Director, such person will receive, automatically and without the exercise of discretion on the part of any person, an Option (in addition to any Options which may have been granted to such person under the Original Plan or otherwise pursuant to this Plan) for the purchase of an additional 2,000 shares of Common Stock, and thereafter, such Non-Employee Director will not be eligible to receive any further or additional grants or awards of Options under this Plan, regardless of whether such Non-Employee Director exercises in whole or in part the Option or Options representing the original grant, except that upon expiration of an Option (each an "Expired Option") the exercise price under which exceeds the fair market value (as determined in Section 5(b) below) of the Common Stock on the expiration date thereof, without such Expired Option having been exercised in its entirety, and subject to the limitations of Section 5(c) below, such Optionee shall be automatically granted a new Option (each a "New Option") for the purchase of such number of shares of Common Stock as shall equal the number of shares remaining unexercised under and upon expiration of such Expired Option, and the exercise price for such shares underlying the New Option will be the fair market value of the Common Stock as of the date of grant of the New Option, as determined in Section 5(b) immediately below.

          (b) Subject to adjustment under Section 10, the option price shall be the fair market value of the Common Stock at the time the option is granted, as determined by the average closing price of the Common Stock for the seven trading days immediately preceding the date of such grant on any exchange or dealer market that serves as the primary trading market for the Common Stock at such time.

          (c) An Option may not be granted after August 1, 2005. An Option must be exercised within 10 years after the date the Option is granted.

          (d) Except as provided below, the right of the Optionee to purchase shares of Stock under each Option shall accrue and vest in five equal annual installments beginning on the first anniversary of the date of the grant of such Option.

          (e) Options granted under the Plan are intended not to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     6. NON-TRANSFERABILITY OF OPTION. During the lifetime of the Optionee, Options shall be exercisable only by the Optionee and Options shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by (a) the Code or (b) Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     7. EXERCISE AND PAYMENT. An Option may be exercised from time to time during the term of the Option as to any or all full shares which have vested under the Option, subject to compliance with the terms of the agreement evidencing the Option. Exercise of an Option will not be effective until the Corporation has received written notice of the exercise, specifying the whole number of shares to be purchased, accompanied by payment in full of the aggregate price of the Common Stock purchased. Fractional shares will not be issued or sold. The purchase price of Common Stock for which an Option is exercised must be paid to the Corporation in full at the time of exercise. Payment must be in the form of cash or a certified or cashier's check. Within a reasonable time after payment is received, the Corporation will issue and deliver to Optionee a certificate representing the Common Stock purchased.

     8. TERMINATION -- EXERCISE THEREAFTER. (a) In the event an Optionee ceases to be a director of the Corporation for any reason other than death or permanent disability, the Optionee may exercise the outstanding portion of his or her Option at any time within one month after such termination to the extent Optionee's right to exercise has vested; provided that if, having ceased to be a director, such Optionee immediately becomes an employee or consultant of the Corporation or a subsidiary of the Corporation, termination for purposes of this sentence shall be deemed to occur when such Optionee ceases to be an employee or consultant. Notwithstanding the foregoing, if Optionee is removed from his or her position as a director for dishonesty or other acts detrimental to the interests of the Corporation or an Affiliate, all Options granted to Optionee will automatically be void and not exercisable immediately upon the occurrence of such termination.

     (b) In the event of the death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as it shall be subsequently amended) of an Optionee, an Option may be exercised by such Optionee or, if he or she is not living, by his or her heirs, legatees, or legal representative, as the case may be, during its specified term prior to one year after the date of death or permanent disability, but only to the extent the Option was exercisable at the date of death or permanent disability.

     9. LIMITED RIGHTS. An Optionee will not have any rights as a shareholder regarding any Option shares before the date when the Corporation issues Optionee a certificate for such shares. No adjustment will be made for dividends or distributions or other rights for which the record date occurs before the certificate is issued. Nothing contained in the Plan or in any option granted pursuant thereto shall, in itself, confer upon any Optionee any right to continue serving as a director of the Corporation or interfere in any way with any right of the Board of Directors or stockholders of the Corporation, pursuant to the Articles of Incorporation or Bylaws of the Corporation or applicable law, to remove such director.

     10. CERTAIN ADJUSTMENTS. (a) In the event that the Corporation shall hereafter at any time change as a whole, by split-up, subdivision or combination in any manner or by the making of a stock dividend, the number of shares of Common Stock into a different number of shares of Common Stock, (i) both (A) the aggregate number of shares of Common Stock subject to this Plan as specified in Paragraph 3 hereinabove, and (B) the number of shares of Common Stock which immediately prior to such change the holders of Options shall have been entitled to purchase, shall be increased or decreased in direct proportion to the increase or decrease, respectively, in the number of shares of Common Stock outstanding immediately prior to such change, and (ii) the Option Price per share applicable to such Option shall be increased or decreased as the case may be, in inverse proportion to such increase or decrease in the number of shares of Common Stock outstanding immediately prior to such change.

     (b) A dissolution or liquidation of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, or a transaction in which another corporation or other entity or person becomes the owner of 80% or more of the total combined voting power of all classes of stock of the Corporation will cause every Option then outstanding to fully vest, and in such event, the Optionee holding each then outstanding Option will have a right, exercisable within a period of 30 days immediately prior to the closing of such dissolution, liquidation, merger, consolidation, or transaction, to exercise such Option in full or in part.

     11. DUTY TO FURNISH INFORMATION. Each Optionee must furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation under any applicable statute or regulation.

     12. COMPLIANCE WITH SECURITIES LAWS. An Option may not be exercised in whole or in part unless (i) a registration statement under the Securities Act is filed and effective for shares subject to the Option, and exercise of the Option and issuance of shares thereunder are qualified under any applicable state securities or Blue Sky laws; or (ii) exercise of the Option and issuance of shares thereunder without Securities Act registration or state law qualification is otherwise permissible, and the Corporation receives an opinion of counsel acceptable to the Corporation to that effect. A certificate for shares issued upon exercise of an Option which have not been registered under the Securities Act or qualified under applicable state securities or Blue Sky laws must bear the following legend:

     "The Securities represented by this instrument have been acquired for investment and have not been registered under the federal Securities Act of 1933, as amended, or the securities laws of any state. Without such registration, such securities may not be sold, pledged, hypothecated or otherwise transferred, except upon delivery to the Corporation of an opinion of counsel satisfactory to the Corporation that registration is not required for such transfer or the submission to the Corporation of such other evidence as may be satisfactory to the Corporation to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, or applicable state securities laws or any rule or regulation promulgated thereunder."

     13. AMENDMENT OR DISCONTINUANCE OF PLAN. The Board of Directors may amend or discontinue the Plan at any time; provided, however:

          (a) that no amendment or discontinuance shall change or impair any Options previously granted without the consent of the Optionee;

          (b) that no amendment shall, without the affirmative vote of the holders of a majority of the shares of all classes of stock of the Corporation voting in person or by proxy, and entitled to vote at a duly held stockholders meeting, or without the written consent of the holders of a majority of the shares of all classes of stock entitled to vote, (i) materially increase the benefits accruing to participants under the Plan,
     (ii) materially increase the number of securities which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan;

          (c) that the provisions of the Plan relating to the amount and price of securities to be issued under the Plan, or the timing of such issuances, shall not be amended more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     14. EFFECTIVE DATE. This Plan has been adopted and authorized by the Board of Directors for submission to the stockholders of the Corporation. If this Plan is approved by the affirmative vote of the holders of a majority of the voting stock of the Corporation voting in person or by proxy at a duly held stockholders' meeting it shall be deemed to have become effective on August 2, 1995, the date of adoption by the Board of Directors. Options may be granted under this Plan prior, but subject, to the approval of this Plan by stockholders of the Corporation and, in each such case, the date of grant shall be determined without reference to the date of approval of this Plan by the stockholders of the Corporation. Notwithstanding any other provision of this Plan to the contrary, no Option granted hereunder shall be exercisable prior to the date on which this Plan is approved by the stockholders as herein contemplated. Notwithstanding the foregoing, nothing herein affects the rights of Optionees under Options granted under the Original Plan.

     15. HOLDING PERIOD. Anything contained in the Plan to the contrary notwithstanding, any disposition of an Option otherwise permitted by the terms of the Plan, or of the Common Stock acquired upon exercise of an Option, shall be subject to compliance with the requirements of paragraph (c)(1) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, applicable to such disposition, and any date, period or procedure specified or referred to in the Plan with respect to any such disposition, shall be adjusted, if necessary, so as to give effect to this Section 15.

     16. OPTION AGREEMENT. Each Option must be evidenced by a written agreement, substantially in the form attached hereto as Exhibit A, signed by the Optionee and by an authorized officer of the Corporation. Terms of the agreement must conform to the Plan, state the Option price and specify the period for which the Option is granted. The agreement may contain such other terms consistent with the provisions of the Plan as the Committee may deem appropriate.

     17. DEFINITIONS. As used in this Plan, the words and phrases below have the following meanings, and the following rules apply:

          (a) Affiliate -- a Parent or Subsidiary.

          (b) Board -- the Board of Directors of the Corporation.

          (c) Committee -- The Committee appointed by the Board. The Board may fill vacancies on the Committee and from time to time may remove members from or add members to the Committee. The Committee will select one of its members as Chairman and will hold meetings when and where it determines. A majority of Committee members will constitute a quorum for a Committee meeting. A majority vote of the Committee at which a quorum is present, or decisions reduced to writing and signed by a majority of the Committee membership, will be valid acts of the Committee. If a Committee is not appointed, or the Board in its discretion so chooses, the Board may act as the Committee and may exercise all powers and fulfill all duties of the Committee. No Board or Committee member will be liable for any action or decision made in good faith concerning the Plan or any Option.

          (d) Common Stock -- The Common Stock, $1.00 par value per share, of the Corporation, or any other class of common stock of the Corporation hereafter issued in exchange or in substitution thereof which has dividend and voting rights no less favorable than the voting power and dividend rights of presently outstanding common stock of the Corporation, provided all shares reserved for sale under the Plan will be free of preemptive rights of shareholders of the Corporation.

          (e) Corporation -- TCC Industries, Inc., a Texas corporation.

          (f) Employee -- any person employed by the Corporation or an Affiliate of the Corporation.

          (g) Non-Employee Director -- As defined in Section 1.

          (h) Option -- an Option granted under this Plan.

          (i) Optionee -- the holder of an unexpired Option which has not been exercised in full. This term includes the executor or administrator of the holder's estate, or any person who inherited all or part of the Option, and who may validly exercise the Option under Section 8(b).

          (j) Parent -- any corporation which qualifies at the time of an Option grant as a parent in an unbroken chain of corporations ending with the Corporation, determined by using the definition of "parent corporation" contained in Section 425(e) of the Code or any substantially similar provision later enacted.

          (k) Plan -- the 1995 Non-Employee Directors Stock Option Plan (which amends and restates the 1985 NonEmployee Directors Stock Option Plan of the Corporation), as set forth in this document and including any subsequent amendments approved by the Board of Directors or by the shareholders of the Corporation.

          (l) Securities Act -- the federal Securities Act of 1933, 48 Stat. 74, as amended.

          (m) Securities Exchange Act -- the federal Securities Exchange Act of 1934, 48 Stat. 881, as amended.

          (n) Subsidiary -- any corporation which qualifies at the time of an Option grant as a subsidiary in an unbroken chain of corporations beginning with the Corporation, determined by using the definition of "subsidiary corporation" contained in Section 425(f) of the Code or any substantially similar provision later enacted.

     APPROVED by the Board of Directors by duly adopted resolution on August 2, 1995.

     RATIFIED AND APPROVED by the Shareholders of the Corporation by duly
adopted resolution on                  , 1996.

                                            ------------------------------------
                                                         Secretary

                                   SCHEDULE 1

                                                       DATE OF     OPTION PRICE    NO. OF    UNEXERCISED
OPTION NO.                  OPTIONEE                    GRANT       PER SHARE      SHARES      OPTIONS
----------   ---------------------------------------   --------    ------------    ------    -----------
 1.          William Callahan.......................   8/20/85     $3.125           4,000        4,000
 4.          Ed R.L. Wroe, Jr.......................   8/20/85     $3.125           4,000        4,000
 8.          William Callahan.......................   5/06/87     $1.875           4,000        4,000
10.          Ed R.L. Wroe, Jr.......................   5/06/87     $1.875           4,000          500
18.          Frank W. Denius........................   11/03/93    $3.50            4,000        4,000
             Total                                                                 20,000       16,500

                             TCC INDUSTRIES, INC.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
        The undersigned hereby appoints Lawrence W. Schumann and Larry T. Marek
R or either of them, as Proxies, each with full power of substitution, to represent and to vote, as designated herein, all shares of Common Stock of
O TCC Industries, Inc. (the "Company") held of record by the undersigned on March 15, 1996, at the Annual Meeting of Shareholders to be held on May 7,
X   1996, and any adjournment thereof.

Y
                                                  (change of address)

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------
                                   (If your address has changed, please provide new address and mark the box on the reverse side of this card.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE "FOR" THE LISTED NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY     *************
                  USING THE ENCLOSED ENVELOPE.                     *SEE REVERSE*
                                                                   *    SIDE   *
                                                                   *************

[X] PLEASE MARK YOUR
    VOTES AS IN THIS                        SHARES IN YOUR NAME
    EXAMPLE.


                           FOR    WITHHELD
1. Election of Directors:  [ ]      [ ]     NOMINEES:  Lawrence W. Schumann
                                                       J. Patrick Kaine

   For, except vote withheld from the following nominee.

   -------------------------------------------------------

                                                             FOR AGAINST ABSTAIN
2. Proposal approving the appointment of Coopers & Lybrand
   L.L.P. as auditors for the year ended December 31, 1996.  [ ]    [ ]     [ ]

3. Proposal to ratify and approve amendment and restate-
   ment of 1985 Non-Employee Directors Stock Option Plan.    [ ]    [ ]     [ ]

4. Proposal to approve issuance of shares of Company
   common stock pursuant to Annual Incentive Plan in
   connection with 1996 Incentive Awards.                    [ ]    [ ]     [ ]

     [ ]  Change of address provided







     SIGNATURE(S)____________________________________ DATE____________

     SIGNATURE(S)____________________________________ DATE____________

     NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.